Exhibit 10.31

Document prepared by

Williams Mullen

222 Central Park Ave., Suite 1700

Virginia Beach, VA 23462

ASSUMPTION AND CONSENT AGREEMENT

(OLDE HAMPTON HOTEL ASSOCIATES PROJECT)

THIS ASSUMPTION AND CONSENT AGREEMENT (this “Agreement”) is made as of April 24, 2008, by and among HAMPTON HOTEL ASSOCIATES LLC, a Delaware limited liability company (“Purchaser”), U.S. BANK NATIONAL ASSOCIATION, as trustee (the “Trustee”) and HAMPTON REDEVELOPMENT AND HOUSING AUTHORITY (the “Issuer”).

WITNESSETH:

WHEREAS, pursuant to that certain Indenture of Trust, dated as of December 1, 1998 (the “Indenture”), by and between the Issuer and Crestar Bank, predecessor-in-interest to the Trustee, the Issuer issued its $8,640,000 First Mortgage Revenue Refunding Bonds (Olde Hampton Hotel Associates Project), Series 1998A (the “1998A Bonds”) and its $390,000 Taxable First Mortgage Revenue Bonds (Olde Hampton Hotel Associates Project), Series 1998B (the “1998B Bonds”, and together with the 1998A Bonds, collectively the “Bonds”); and

WHEREAS, the 1998A Bonds were issued as Bond R-1 in the principal amount of $1,210,000 with a maturity date of July 1, 2003, and as Bond R-2 in the principal amount of $7,430,000 with a maturity date of July 1, 2016; and

WHEREAS, Bond R-1 has matured and is no longer outstanding and Bond R-2 remains outstanding with an outstanding principal balance of $5,750,000; and

WHEREAS, the 1998B Bonds have matured and are no longer outstanding; and

WHEREAS, the proceeds of the Bonds were loaned to Olde Hampton Hotel Associates, a Virginia limited partnership (“OHHA”) pursuant to a Loan Agreement, dated as of December 1, 1998 (the “Loan Agreement”), by and between the Issuer and OHHA for the purpose of refinancing a 172-room hotel and parking facility, including certain retail space located in Hampton, Virginia with all necessary related equipment (the “Project”); and

WHEREAS, OHHA’s obligations under the Loan Agreement are evidenced by its $8,640,000 Promissory Note, dated December 18, 1998 (the “Series A Note”), and its $390,000 Promissory Note, dated December 18, 1998 (the “Series B Note”, and together with the Series A Note, collectively the “Notes”); and

WHEREAS, the Series B Note has been fully paid and the outstanding principal balance on the Series A Note is $5,750,000; and

WHEREAS, as additional security for the payment of the Notes, OHHA (i) assigned its rights, title and interest in all leases of the Project and rents and profits therefrom pursuant to an Assignment of Rents and Leases, dated as of December 1, 1998 (the “Assignment”), between OHHA and the Trustee and (ii) granted a security interest to the Trustee in certain Collateral as defined and described in the Security Agreement dated as of December 1, 1998 (the “Security Agreement”), between OHHA and the Trustee; and

WHEREAS, the Issuer assigned to the Trustee, all of its rights, title and interest in the Loan Agreement and the Notes; and

WHEREAS, to secure the payment of the Notes, OHHA granted a lien on, and security interest in, the Project pursuant to a Deed of Trust and Security Agreement, dated as of December 1, 1998 (the “Deed of Trust”), from OHHA to the deed of trust trustees named therein for the benefit of the Trustee, which Deed of Trust is recorded in the Clerk’s Office of the Circuit Court of the City of Hampton, Virginia in Deed Book 1269, at page 456; and

WHEREAS, on October 1, 2007, OHHA conveyed fee simple title to the Project to Hampton Economic Development Corporation, a Virginia corporation (“HEDC”), subject to the lien of the Deed of Trust, but HEDC did not assume the obligations of OHHA under the Loan Agreement or the Notes; and

WHEREAS, HEDC now desires to convey the Project to the Purchaser, and in connection therewith the Purchaser desires to assume the obligations of OHHA accruing from and after the date hereof under the documents appearing on Exhibit A attached hereto and made a part hereof, all such documents being hereinafter collectively referred to as the “Documents”; and

WHEREAS, Section 5.11 of the Loan Agreement prohibits the sale of the Project; and

WHEREAS, Section 5.8(c) of the Loan Agreement requires that any franchise for the operation of the Project must be acceptable to the Majority Owners, as that term is defined in the Loan Agreement; and

WHEREAS, Section 5.15 of the Loan Agreement requires that any management company for the Project must be acceptable to the Majority Owners; and

WHEREAS, the Purchaser wishes to obtain the consent of the Issuer, the Trustee and the Majority Owners to (i) the sale of the Project to the Purchaser by HEDC pursuant to the Agreement for Sale and Purchase of Property, dated January 23, 2008 and any subsequent amendments thereto (the “Purchase Agreement”), (ii) the assumption of all obligations of OHHA under the Documents by the Purchaser, (iii) the management of the Project subsequent to such sale by MHI Hotel Services, LLC pursuant to the Hotel Master Management Agreement, dated as of December 31, 2004 (the “Management Agreement”), between MHI Hotel Services, LLC and MHI Hospitality TRS, LLC and (iv) the operation of the Project subsequent to such sale as a Crowne Plaza Hotel pursuant to a Crowne Plaza Hotel Conversion License Agreement with Holiday Hospitality Franchising, Inc. to be dated the date of its execution and delivery (the “License Agreement”); and

WHEREAS, the form of the opinion to be rendered by counsel for the Purchaser providing that this Agreement is binding and enforceable against the Purchaser and the form of the opinion to be rendered by Bond Counsel have each been tendered to the Issuer and Trustee and are being executed and delivered simultaneously with the execution and delivery hereof.

NOW, THEREFORE, in consideration of the foregoing and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, as applicable, here agree as follows:

1. Purchaser hereby assumes all of OHHA’s rights and obligations under the Documents accruing on or after the date hereof. Purchaser assumes no obligations for any losses, claims, lawsuits or damages of any kind arising in connection with the operation of the Project prior to the date hereof or any violations of the Documents or obligations incurred or arising thereunder prior to the date hereof. Notwithstanding anything contained herein to the contrary, Purchaser’s assumption of obligations set forth herein is expressly made pursuant to the liabilities and obligations under the Documents and subject to all exculpatory, non-recourse and other similar provisions contained in the Documents which limit the liability of the “Company” thereunder.

2. By their execution of this Agreement, the Issuer and the Trustee, duly acting pursuant to written authorization on behalf of the Majority Owners, hereby consent to (i) HEDC’s sale of the Project to the Purchaser pursuant to the Purchase Agreement, (ii) to the assumption of all obligations under the Documents by the Purchaser as described herein, (iii) to the management of the Project subsequent to the sale of the Project to the Purchaser by MHI Hotel Services, LLC pursuant to the Management Agreement, and (iv) the operation of the Project subsequent to the sale of the Project to the Purchaser as a Crowne Plaza Hotel pursuant to the License Agreement.

3. The Purchaser agrees to observe and perform all requirements imposed upon the “Company” by the Indenture.

4. The Supplement to Loan Agreement and Restructure Agreement, dated as of December 31, 2004 (the “Supplement”), by and between the Issuer and OHHA is hereby terminated and the modifications made to the Loan Agreement pursuant to Section 3.1 of the Supplement are hereby cancelled and of no further legal force and effect. The assumption by the Purchaser of OHHA’s obligations under the Loan Agreement hereunder shall be as if the Supplement was never executed and delivered, and as a result the original provisions of Section 5.8(a) of the original Loan Agreement shall govern the Issuer, the Purchaser and the Trustee.

5. This Agreement shall be binding upon and inure to the benefit of the parties, and their successors and assigns, and the provisions hereof may not be modified without the written approval and consent of all parties hereto.

6. This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute one and the same instrument.

7. From and after the date hereof, all notices required or permitted to be sent to the “Company” under the Documents and the Indenture shall be sent to Purchaser at the following address, in the manner required under the Documents or the Indenture:

Hampton Hotel Associates LLC

c/o MHI Hospitality Corporation

4801 Courthouse Street, Suite 201

Williamsburg, Virginia 23188

Attn: David Folsom, Chief Operating Officer

All notices required or permitted to be sent to the Trustee under the Documents and the Indenture shall be sent to the Trustee at the following address, in the manner required under the Documents or the Indenture:

U.S. Bank National Association

Corporate Trust Services

1021 East Cary Street, 18th Floor

Richmond, Virginia 23219

8. This Agreement shall be governed in all respects by the laws of the Commonwealth of Virginia.

(Signature pages to follow)

IN WITNESS WHEREOF, the parties have caused this Assumption and Consent Agreement to be executed by their duly authorized representatives as of the date first written above.

ISSUER:

HAMPTON REDEVELOPMENT AND HOUSING AUTHORITY

By:	/s/ Eleanor Brown
Chairman

COMMONWEALTH OF VIRGINIA

CITY/COUNTY OF                             ; to wit:

The foregoing instrument was acknowledged before me,                                         , Notary Public, this          day of April, 2008, by                                         , who is personally known to me/presented                      as identification.                              voluntarily acknowledged this instrument as Chairman of the Hampton Redevelopment and Housing Authority.

Notary Public
Registration Number:
My commission expires:

PURCHASER:

HAMPTON HOTEL ASSOCIATES LLC, a Delaware limited liability company

By:	/s/ David R. Folsom
David R. Folsom
Managing Member

COMMONWEALTH OF VIRGINIA

CITY/COUNTY OF                             ; to wit:

The foregoing instrument was acknowledged before me,                                         , Notary Public, this          day of April, 2008, by David R. Folsom, who is personally known to me/who presented                      as identification. David R. Folsom voluntarily acknowledged this instrument as Managing Member of Hampton Hotel Associates, LLC.

Notary Public
Registration Number:
My commission expires:

TRUSTEE:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Christopher H. Gehman
Name:	Christopher H. Gehman
Title:	Vice President

STATE OF

CITY/COUNTY OF                             ; to wit:

The foregoing instrument was acknowledged before me,                                         , Notary Public, this          day of April, 2008, by                                         , who is personally known to me/who presented                      as identification.                      voluntarily acknowledged this instrument as                      of U.S. Bank National Association.

Notary Public
Registration Number:
My commission expires:

EXHIBIT A

TO ASSUMPTION AND CONSENT AGREEMENT

1.	Loan Agreement

2.	Series A Note

3.	Deed of Trust

4.	Security Agreement

5.	Assignment of Rents and Leases

6.	Continuing Disclosure Agreement, dated December 1, 1998

7.	Any and all ancillary documents and certificates (including any amendments thereto) executed by OHHA and relating to the Bonds